Exhibit 32

                           CERTIFICATIONS PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
                            (18 U.S.C. SECTION 1350)

In connection with the Quarterly report of TechAlt, Inc., a Nevada corporation (the "Company"), on Form 10-QSB for the quarter ended June 30, 2005, as filed with the Securities and Exchange Commission (the "Report"), James E. Solomon, Chief Executive Officer of the Company and James Hurley, Chief Financial Officer of the Company, respectively, do each hereby certify, pursuant to 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. ss. 1350), that to his knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

August 15, 2005                       /s/ James E. Solomon
                                      ------------------------------------------
                                      James E. Solomon
                                      Chairman & Chief Executive Officer
                                      (Principal Executive Officer)

August 15, 2005                       /s/ James Hurley
                                      ------------------------------------------
                                      James Hurley
                                      Chief Financial Officer
                                      (Principal Financial Officer)

[A signed original of this written statement required by Section 906 has been provided to TechAlt, Inc. and will be retained by TechAlt, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.]